Exhibit 99.2

1st Quarter 2005 Results Conference Call

Bob Chilton

Thank you operator and good afternoon.  My name is Bob Chilton, and I am the Executive Vice President and Chief Financial Officer for HemaCare Corporation.  I would like to welcome everyone to HemaCare’s first quarter 2005 earnings conference call.  With me today is Judi Irving, HemaCare’s President and Chief Executive Officer.

Before we begin our presentation, I would like to remind everyone that during this call there may be forward-looking statements on a number of topics that are based on the Company’s current expectations that are subject to various risks and uncertainties.  Actual results and outcomes could differ materially.  Our press releases and 2005 quarterly report on Form 10-Q, as well as our other SEC filings, identify factors that could affect future results.  Please review these documents for additional information.

And now, I would like to introduce Judi Irving, who will begin with our prepared remarks.

Judi Irving

Thank you, Bob.

Welcome to all of you participating in our conference call today.  We appreciate your interest in our company.

Today we announced HemaCare Corporation’s financial results for the first quarter ended March 31, 2005.  We reported net income of $276,000, which represents our sixth consecutive quarter of profitable results, and a 12.2% improvement over the same period in 2004.  We are especially pleased with this accomplishment considering that a year ago at this time, the Company operated two additional donor centers in Whittier, California, and in Lebanon, New Hampshire, which were both profitable, but are no longer operated by HemaCare.  Additionally, procedure volumes for our blood services operations decreased.  Producing double digit growth in earnings over the past year considering these events, clearly demonstrates the underlying improvement in our blood products operations.

Contributing to the substantial improvement in the performance of our blood products business segment, are increasing sales volumes of our platelet, red blood cell and frozen products compared with the same quarter in 2004 in our ongoing centers.

Offsetting these activities is the decline in both revenue and gross profit for our blood services segment compared to a year ago.  Revenue and gross profit declined 22.6% and 58.4%, respectively, compared with the first quarter of 2004. This is partially attributable to the entry of a new competitor into the Company’s Southern California market. We have confidence that our outstanding services staff and management team will mitigate the negative impact of this new competitor.  Also contributing to a decline in gross profit is the continued shortage of trained apheresis nurses.  This situation has prompted the Company to increase the compensation offered to its nursing staff.

Overall, our improved performance reflects our attention to generating increased sales volume at our existing facilities and improving operational efficiencies.  We are also moving forward with our plans to utilize some of the resources generated from our operations toward enhancing our Company’s infrastructure.  We believe these improvements will provide the Company with the tools necessary to continue the progress that has been made in recent quarters.

I would like to now turn the call over to Bob Chilton, who will review the operating results in greater detail.

Bob Chilton

Thank you, Judi.

As Judi mentioned, HemaCare’s first quarter results produced net income of $276,000, or $.03 per share basic and diluted, compared with $246,000 for the first quarter of 2004, representing a 12.2% improvement in earnings.  The Company’s ongoing blood product operations generated $1,292,000, or 29.9%, more revenue in the most recent quarter compared with the same period in 2004.  This was partially offset by the elimination of $519,000 in blood product revenue generated by the Company during the first quarter of 2004 at donor centers located at Presbyterian Intercommunity Hospital, Dartmouth-Hitchcock Medical Center and in Chapel Hill, North Carolina.  In addition, blood services revenue declined $427,000, or 22.6%, during the first quarter of 2005 compared with the same period in 2004.  This decline is attributable to an overall decrease of 17.3% in the number of therapeutic apheresis procedures performed through our existing operations, and the elimination of $63,000 in revenue generated during the first quarter of 2004 from the donor center located at Dartmouth-Hitchock Medical Center.

Gross profit for the quarter improved $34,000, or 2.4%, compared with the same period in 2004.  This improvement is attributable to the Company’s blood products segment which generated $410,000, or 52.1%, more gross profit during the first quarter of 2005.  This improvement is due to higher gross profit at the Company’s ongoing donor centers of $534,000, or 80.5%, compared to the same quarter in 2004.  Gross profit for our ongoing donor centers improved due to increased sales volume for blood products and an improvement in the gross profit percentage of six percentage points to 21.3% in the first quarter of 2005, from 15.3% for the same quarter of 2004.  The increase in the gross profit percentage is the result of higher product prices and increased operational efficiencies realized from higher volumes.  Offsetting this improved performance is a reduction of $376,000, or 58.4%, in the gross profit generated by the Company’s blood services segment.

General and administrative expenses increased by $4,000, or 0.3%, to $1,189,000 in the first quarter of 2005 from $1,185,000 in the same period of 2004.  In the first quarter of 2005, general and administrative expense represented 16.8% of revenue, which is an improvement over the 17.6% reported in the first quarter of 2004.

The balance sheet is very strong as of March 31, 2005 with cash and cash equivalents of $2,051,000 which is comparable to $2,082,000 as of the end of 2004.  Working capital increased $343,000 to $3,411,000 from $3,068,000 as of the end of 2004.  The main reason for this improvement is a decrease in the accrued payroll liability as a result of the payment during the quarter of accrued 2004 management bonuses, and the payment of the Company’s matching contribution to the 401(k) plan.  At the same time, operations generated sufficient cash during the quarter to fund these expenditures without any significant decrease in the Company’s cash balances.  Net accounts receivable increased $19,000 to $3,397,000 from $3,378,000 as of December 31, 2004.  There has been no material change in the overall quality of the receivables maintained on the Company’s books.

The Company recently entered into negotiations to extend the term of the Company’s existing credit facility with Comerica Bank.  At this point, management is not aware of any reason why an extension, or a new credit agreement, will not be in place as of the expiration of the current facility on June 30, 2005.  The Company did not utilize any portion of the potential $2,000,000 available through the existing facility as of March 31, 2005.  The Company was in full compliance with all of the financial covenants documented in the current credit facility.  The Company is expected to have sufficient resources to satisfy working capital requirements and finance operations for the next year.

This concludes my prepared remarks.  I would like to now turn the call back over to Judi for some concluding remarks.

Judi Irving

Thank you Bob.

In closing, although we are proud of our recent accomplishments, we recognize a great deal of hard work remains to be done.  We believe that stable and consistent profits will maximize shareholder value.  That is why we continue to focus on growing revenue, enhancing our profit margins, and making those investments in the Company’s infrastructure necessary to solidify our gains and build for the future.

This concludes our prepared remarks.

We will now open the conference for your questions.  Operator, would you please provide the callers with the necessary instructions.

Operator

Yes. At this time I would like to remind everyone that if you would like to ask a question, press star then the number 1 on your telephone keypad.

We’ll pause for just a moment to compile the Q&A roster…

Your first question comes from Maurice Levy of MA Levy & Associates.

Judi Irving

Hello Maurice.

Maurice Levy

Hi there. How are you doing?

Judi Irving

Good, thank you.

Maurice Levy

So it looks like we had a ho-hummer this quarter, due to the fact that you’re losing business in certain areas. What is your plan to build the business?

I mean, do you have to have more centers all over the country? What is your plan to do that? I know it’s nice to be profitable six quarters in a row, but the stock is still not performing as a company that has any growth potential.

Can you answer that?

Judi Irving

Sure.

What we’ve been focusing on over the last 2-1/2 years since I’ve come onboard is really returning the company to consistent profitability, which now after the sixth quarter I believe we’ve done very nicely.

We are now well-positioned to look at other opportunities in areas for growth. There are a lot of exciting things going on in our industry right now, both on the products and the services side, and we’re in the process of evaluating those and determining the best course for us to take.

Maurice Levy

Well, I’m glad you’re looking at other avenues. Because it’s been I guess 15 years that I’ve been involved with the company in some way or another, and the shareholders sure are maxed out on patience.

You have done a job creating the profit cycle. But it just feels like the people before (I don’t want to mention names), but the previous two CEOs before you came in, and it seemed like they were milking it like the proverbial cow giving milk. And thank God you’re not doing that.

I just wish you luck and, if anything comes along that could be good for maximizing shareholder value.  I think you’d be the perfect one to do it, Judi. I’m sure you’re not interested in building yourself a Forbes Magazine cover.

Judi Irving

Well, you never know.

Maurice Levy

Oh, I know.

Keep doing what you’re doing. But if opportunities come along, grab them.

Judi Irving

All right. Well, thank you very much for your support.

Maurice Levy

Okay. And good luck again.

Judi Irving

Thank you.

Operator

Your next question comes from Anders Hallberg of Carnegie.

Anders Hallberg

Yes, hi. I have a question on the cash flow statement.  Could you please tell me how much was the operating cash flow in the quarter and also how much you spent on fixed assets?

Bob Chilton

One moment please.

Anders Hallberg

Thank you…

Bob Chilton

Okay, cash generated by operating activities for the quarter was $60,000 and expenditures for plant and equipment was $38,000.

Anders Hallberg

Thirty-eight thousand. All right.

And how much was the interest-bearing short-term and long-term debt? Do you have that as well?

Bob Chilton

The interest paid?

Anders Hallberg

No, the interest bearing debt both short and long term. At the end of the quarter please.

Bob Chilton

We have about $876,000 in capital lease obligations that are on the books right now.

Anders Hallberg

Okay.

Bob Chilton

And about $33,000 in notes payable.

Anders Hallberg

So that’s it.

Bob Chilton

That’s it.

Anders Hallberg

All right.

And how many business days in the quarter? Do you have that? I mean, compared to the first quarter of 2004? Was it the equal amount of business days?

Bob Chilton

Are you talking about the DSO calculation?

Anders Hallberg

No, I’m thinking about the business. I mean, how many business days were there in the quarter compared to 2004?

Bob Chilton

I don’t – if you’re talking about the number of calendar days, we are…

Anders Hallberg

Exactly.

Bob Chilton

We are a 24/7 operation, so I don’t know exactly. I think ‘04 was a leap year, so I believe there was one additional day in 2004 compared with 2005.

Anders Hallberg

Okay, so just one day. All right.

Bob Chilton

I believe so.

Anders Hallberg

Okay.

Operator

Your next question comes from Eric Duncan of Moloney Securities.

Art Kaufman

Hi. Actually this is Art Kaufman. We’re partners. But (unintelligible) your stock and congratulations on your quarter.

I had a couple of questions. One, pretty simple. I saw that there was about 900,000 shares extra this year over last year’s first quarter, and I think you said that it had to do with your Employee Share Purchase Plan.

Should we be looking for that kind of purchase annually?

Bob Chilton

You are correct that most of the increase in the total outstanding shares was related to both the employee stock purchase plan and individuals who held options exercising those options.

Art Kaufman

Okay.

Bob Chilton

And I can’t give you a prediction on the degree in which employees may choose to continue to take advantage of those programs.  Those are obviously individual decisions. I would imagine, though, if the company continues to do well, that the employees and others who have those opportunities will want to continue to participate in those programs.

Art Kaufman

Okay, great.

The other question I had is kind of an obvious question as well. The services side of your business has been impacted by PhereSys.  They’re a probably bigger, low cost competitor and they may indeed become difficult to compete against.

It seems there might come a point where you might want to sell your services business. Or is your service business so tied together with your products business that you have to kind of hang in there with the services business while you add nurses and staff and try to compete with even less margin than you have now?

Judi Irving

The two businesses in terms of staff are pretty well separated as far as the people doing the actual services or manufacturing the products. So those are for the most part, especially on the West Coast, very distinct groups of individuals.

Obviously, there are a lot of shared services as far as accounting and administrative-type services.

Operator

Once again I would like to remind everyone, in order to ask a question, press star then the number 1 on your telephone keypad.

Your next question comes from Bill Alcalay, a private investor.

Bill Alcalay

Hello.

Judi Irving

Hello.

Bill Alcalay

You may have mentioned this earlier in the call, but I have basically two questions. In the annual report, I noticed that you have a new competitor who has hired a number of your personnel.

My question is, has the board and yourself considered either purchasing that company or have they considered purchasing our company? That’s the first question. Can you answer that?

Judi Irving

All right.

Bill Alcalay

What is the name of the company that is competing against us?

Judi Irving

That company name was already mentioned on the call – PhereSys.  As far as the employees go, PhereSys has hired either existing employees that were with us and went directly to them, or former employees of ours that are now working with them.

We have a full complement of staff. I’m very happy with the people that we’ve brought onboard – high level of expertise, just great people. So I’m very pleased about the new folks that we have onboard.

In the normal course of business, we have a number of opportunities that are brought to us for consideration. Every proposal is reviewed and evaluated for its merits, and discussed with the Board. So we’ll continue to do that process.

We’re not going to discuss individual proposals in a forum such as this.

Bill Alcalay

Okay.

So you are saying that you basically will not discuss whether you want to buy them or they want to buy us.

The second question I had was I believe we had a CEO by the name of Mr. Lieberman. Is he involved in the new company by any chance?

Judi Irving

Yes he is.

Bill Alcalay

Oh, I see.

Judi Irving

In what capacity, I’m not quite clear, but I know he’s associated with the company in some fashion.

Operator

If you would like to ask a question at this time, press star-1.

You have a follow-up question from Anders Hallberg of Carnegie.

Anders Hallberg

Yes, hi.

On the same issue, on the services side, have we seen the full impact of competition and rising costs, or are we expecting further deterioration in the second quarter?

Judi Irving

I’m sorry, could you just repeat that first part of the question? Have we seen what?

Anders Hallberg

On the services side and competition, have we seen the full impact of that in the first quarter? Or do you think that costs will continue to rise in the second quarter, as well as maybe losing a little bit more business?

Judi Irving

It’s hard to say. I believe that we’ve mitigated most of the impact of that, but that’s a future projection and I’m not in a position to say that right at the moment.

Anders Hallberg

Okay.  But you feel that the lion’s share of the effects have been seen already? Is that your view?

Judi Irving

We did disclosed a significant impact in the first quarter.

Anders Hallberg

Yes.

Judi Irving

And time will tell. We feel that our compensation levels are competitive currently.

Anders Hallberg

Yes.

Judi Irving

So we will be looking at everything that we can do in the future to mitigate the impact.

Anders Hallberg

All right. Thanks.

Operator

Your next question comes from Marc Minkoff of Wachovia Securities.

Judi Irving

Hello Marc.

Marc Minkoff

Hi Judi, how are you?

Judi Irving

Good, thank you.

Marc Minkoff

Good.  Can you give an update on the stem cell area that’s been discussed in prior conference calls?

Judi Irving

Yes.  There are a couple of things with stem cells. One, there is the money that is available in the state of California for stem cell research. The lion’s share of that is going to be embryonic stem cell research because basically what they’re doing is funding those things that the federal government is not funding.

However, that being said, there is also a tremendous interest in adult stem cells, many of which come from peripheral blood. And we actually do harvest stem cells and we do provide some stem cells either to research or to help patients with some types of disease.

So we do see that that’s a very interesting area of activity and we look at that as a growth opportunity.

Marc Minkoff

And that – can that be a significant part of future revenue, say over the next couple of years?

Judi Irving

You know, I think it depends upon how well it’s accepted and the breakthroughs that they have.

Based on the amount of research that’s going on and the breakthroughs that are out there, I would think that it could be a significant part of the business, but I don’t know if it would be as soon as two years. It might be a longer period of time than that.

Operator

Your next question comes from Maurice Levy of MA Levy & Associates.

Maurice Levy

Hi again.

I just wanted to ask one question. The gentleman two gentlemen ago discusses the competition in the area, et cetera, and if there is anything that you’ve been working on.  Are you still aware of the Sarbanes-Oxley rules now about full disclosure to shareholders?

Judi Irving

Yes we are.

Maurice Levy

ASAP.

Judi Irving

Yes we are.

Maurice Levy

Okay. That’s it.

Judi Irving

We are very well advised.

Maurice Levy

Okay. That’s very important.

Judi Irving

I understand that.

Maurice Levy

Okay.

Operator

At this time there are no further questions. Ms. Irving, are there any closing remarks?

Judi Irving

Yes. I would just like to thank everyone for participating today. Thank you.

Operator

Thank you. This concludes the HemaCare Corporation First Quarter 2005 Financial Results conference call. Thank you for your participation. You may now disconnect.